Exhibit 99.1
Xos Delivers 88 Units in Third Quarter 2022
LOS ANGELES, Oct. 05, 2022 (GLOBE NEWSWIRE) -- Xos, Inc. (NASDAQ: XOS), a leading technology company that provides fleet services, software solutions, and manufactures Class 5 through Class 8 battery-electric commercial vehicles, today announced it delivered a total of 88 units to customers during the third quarter of 2022. Xos had previously provided a second half of 2022 guidance range of 150 to 200 units delivered and is on track for its deliveries to fall within that range.
“We are pleased with our continued growth of vehicle deliveries year-over-year and quarter-over-quarter as we work to provide our customers with the most durable and reliable electric trucks, powertrain systems, and fleet management tools available,” said Dakota Semler, Chief Executive Officer at Xos. “We’ve scaled up our manufacturing and production capabilities significantly and look forward to continuing to provide the vehicles and services needed to help fleets seamlessly transition to battery-electric.”
The 88 units were delivered across approximately 15 North American cities, and several customers including Merchants Fleet and Fedex Ground operators, as previously announced. The third quarter unit deliveries represent a 21% sequential quarter over quarter increase from the second quarter of 2022, during which Xos delivered 73 units.
Xos will provide further details on third quarter performance and an update on its outlook for the remainder of the year on its Q3 2022 earnings call in November.
About Xos, Inc.
Xos is a leading technology company, fleet services provider, and original equipment manufacturer of Class 5 through Class 8 battery-electric vehicles and the tools to adopt them. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes of up to 270 miles or less per day. The company leverages its proprietary technologies to provide commercial fleets with zero-emission vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com
Cautionary Statement Regarding Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Xos, Inc.’s (“Xos”) expected product deliveries. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) cost increases and supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iii) changes in the industries in which Xos operates, (iv) changes in laws and regulations affecting Xos’ business, (v) Xos’ ability to retain key personnel and hire additional personnel, (vi) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry and (vii) the outcome of any legal proceedings that may be instituted against Xos. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022 and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.